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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                      OF THE SECURITES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  MARCH 8, 2002

COMMISSION FILE NUMBER 0-26941

                              ENTREPORT CORPORATION
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         FLORIDA                                                   65-0703923
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  (STATE OR OTHER JURISDICTION                                  (IRS EMPLOYER
OF INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

            5937 DARWIN COURT, SUITE 109, CARLSBAD, CALIFORNIA 92008
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                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                  760-688-1144
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                           (ISSUER'S TELEPHONE NUMBER)


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   (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF CHANGED SINCE LAST
                                    REPORT)


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Item 5.  Other Events:

On March 8, 2002, the Company received a notice from the American Stock Exchange that it intended to file an application with the Securities and Exchange Commission to strike the Company's common stock from listing and registration on the Exchange. The American Stock Exchange staff stated that the Company's financial condition and/or operating results appear to be unsatisfactory in that the Company has incurred net losses of $1.9 million and $4.9 million in its past two fiscal years ended December 31, 2000, as well as $8.0 million for the nine months ended September 30, 2001. (Section 1002(b).)

In addition, the American Stock Exchange staff stated that the Company's operating results are unsatisfactory and its financial condition is impaired, raising questions about whether it will be able to continue operations or meet its financial obligations as they mature (Section 1003(a)(iv)).

The staff also expressed concern about the Company's stock price of 6 cents per share at March 7, 2002 (Section 1003(f)(v).) The staff further stated that the Company had failed to comply with Section 132(e) in failing to furnish the Exchange with information concerning the Company's progress in obtaining additional cash to fund operations and/or entering into any other arrangement that would allow the Company to comply with the Exchange guidelines.

The Company has five (5) days to appeal this determination and request a hearing before a committee of the Exchange. No decision has been made at this time as to whether or not the Company will appeal the determination.



                                   SIGNATURES


In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            EntrePort Corporation
                                                (Registrant)


Dated:  March 13, 2002                      By:  /s/ William A. Shue
                                                 -------------------------------
                                                 William A. Shue,
                                                 Chief Executive Officer


Dated:  March 13, 2002                      By:  /s/ Ronald D. Suokko
                                                 -------------------------------
                                                 Ronald D. Suokko,
                                                 Chief Accounting Officer